                                                                    EXHIBIT 8.01



                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                 BY AND BETWEEN



                              SURETY HOLDINGS CORP.
                             A DELAWARE CORPORATION

                                       AND

                            CHALON ACQUISITION CORP.
                        A HAWAII CORPORATION TO BE FORMED


                                       AND


                      CHALON INTERNATIONAL OF HAWAII, INC.
                              A HAWAII CORPORATION
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                                TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
ARTICLE I:                 THE MERGER                                          2
ARTICLE II:                REPRESENTATIONS AND WARRANTIES OF
                           SURETY                                              4
ARTICLE III:               REPRESENTATIONS AND WARRANTIES OF
                           CHALON                                             11
ARTICLE IV:                COVENANTS                                          18
ARTICLE V:                 CONDITIONS                                         21
ARTICLE VI:                DUE DILIGENCE                                      23
ARTICLE VII:               INDEMNIFICATION AND WAIVER OF CLAIMS               24
ARTICLE VIII:              CLOSING DATE                                       27
ARTICLE IX:                RESIGNATION AND ELECTION                           27
ARTICLE X:                 ACQUISITION OF STOCK                               27
ARTICLE XI:                MISCELLANEOUS                                      28

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


            AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of September 1999, between

            SURETY HOLDINGS CORP., a Delaware corporation ("SURETY"), with an office address of 55-515 Hawi road, Hawi, Hawaii 96719; and

            CHALON ACQUISITION CORP., a Hawaii corporation to be formed ("ACQUISITION"); and

            CHALON INTERNATIONAL OF HAWAII, INC., A Hawaii corporation ("CHALON"), with an office address of 55-515 Hawi Road, Hawi, Hawaii 96719; and

            WHEREAS, ACQUISITION is a Hawaii corporation to be formed as a wholly-owned subsidiary of SURETY; and

         WHEREAS, the respective boards of directors of SURETY and CHALON deem it advisable to merge ACQUISITION with and into CHALON pursuant to this Agreement and Articles of Merger to be executed by each company ("Articles of Merger"), at which time the holders of shares of common stock of CHALON (such shares of common stock being sometimes hereinafter called, collectively, the "Common Stock") outstanding at the effective time (as hereinafter defined) of the merger shall receive shares of SURETY common stock, $.001 par value per share (the "SURETY Shares"), in the manner and in such amount as is set forth in
Article 1 hereof and upon the terms and conditions otherwise set forth in this Agreement, and CHALON shall be merged into ACQUISITION;

         WHEREAS, to effectuate the foregoing, the parties desire to adopt a plan of reorganization in accordance with the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of stating the terms and conditions of the merger, the mode of carrying the same into effect, the manner of converting the shares of ACQUISITION issued and outstanding immediately prior to the effective date of the merger into shares of common stock of the surviving corporation, the manner of exchanging the shares of CHALON issued and outstanding immediately prior to the effective date of the merger into SURETY shares, and such other details and provisions as are deemed desirable, the parties hereto, severally


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

and jointly, have agreed, and do hereby agree, subject to the terms and conditions hereinafter set forth as follows:

                                    ARTICLE I
                                   THE MERGER

         1.01 The Merger. At the effective date, ACQUISITION shall be merged with and into CHALON upon the terms and conditions hereinafter set forth in accordance with the requirements of Hawaii law (the "Merger"). Thereupon, the corporate existence of CHALON, with all its rights, privileges, immunities, powers and purposes, shall continue unaffected and unimpaired by the Merger, and CHALON, as the corporation surviving the Merger, shall be fully vested therewith, the separate existence of ACQUISITION shall cease upon the Merger becoming effective as herein provided and thereupon CHALON and ACQUISITION shall be a single corporation (herein sometimes referred to as the "Surviving Corporation").

         1.02 Filing. As soon as practicable following fulfillment of the conditions specified herein, and provided that this Agreement has not been terminated and abandoned as provided for herein, ACQUISITION and CHALON will cause an executed counterpart of the Articles of Merger (the "Articles of Merger") to be filed with the Secretary of the State of Hawaii in accordance with the provisions of the Hawaii Business Corporation Act.

         1.03 Effective Time of the Merger. The Merger shall be effective on the date that the filing of the counterpart of the Articles of Merger with the Secretary of State of the State of Hawaii referred to in Section 1.02 is completed, which date is herein sometimes referred to as the "Effective Date."

         1.04 Articles of Incorporation. On the Effective Date, the Articles of Incorporation of ACQUISITION, as amended pursuant to the Certificate of Merger, shall be the Articles of Incorporation of the Surviving Corporation and may be amended from time to time after the Effective Date as provided by law.

         1.05 By-Laws. The Bylaws of ACQUISITION as in effect immediately prior to the Effective Date shall be the By-Laws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with law, the Certificate of Incorporation or said By-Laws.

         1.06     Directors and Officers.

                  (a) From and after the Effective Date, the members of the Board of Directors of the Surviving Corporation shall


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
consist of the members of the Board of Directors of CHALON immediately prior to the Effective Date.

                  (b) From and after the Effective Date, the officers of ACQUISITION immediately prior to the Effective Date shall become the officers of the Surviving Corporation in the same capacities they respectively held in CHALON.

         1.07. Conversion of Shares of ACQUISITION. On the Effective Date of the Merger, each outstanding share of ACQUISITION common stock shall be converted into one share of common stock of the Surviving Corporation.

         1.08 Exchange of Shares of CHALON. On the effective date of the merger, all of the outstanding shares of CHALON common stock be exchanged for an aggregate of 2,000,000 shares of SURETY common stock, to be divided pro rata among the holders of CHALON common stock.

         1.09 Exchange of Certificates. On or after the effective date of the merger, each holder of a certificate theretofore evidencing outstanding shares of common stock of CHALON (other than shares held by dissenting stockholders and shares that are automatically cancelled as hereinafter provided), upon surrender of the same to the transfer agent of such other agent or agents as shall be appointed by SURETY, shall be entitled to receive in exchange therefor a certificate or certificates evidencing the pro-rata number of full SURETY shares for which the shares of common stock of CHALON theretofore represented by the certificate or certificates so surrendered and entitled to be exchanged. As soon as practicable after the effective date of the merger, the Transfer Agent will send a notice and transmittal form to each holder of an outstanding certificate which immediately prior to the effective time of such merger evidenced shares of common stock of CHALON and which is to be exchanged for SURETY shares as provided for herein, advising such stockholder of the terms of the exchange effected by such merger and the procedure for surrendering to the Transfer Agent (which may appoint forwarding agents) such certificate for exchange into one or more certificates evidencing SURETY shares. Until so surrendered, each outstanding certificate which, prior to the effective date of such merger, represented common stock of CHALON (other than shares previously held by dissenting stockholders) will be deemed for all corporate purposes of SURETY to evidence ownership of the pro-rata number of full SURETY shares for which the shares of common stock of CHALON represented thereby were exchanged; provided, however, that until such outstanding certificates formerly evidencing common stock of CHALON are surrendered, no dividend payable to holders of record of SURETY shares as of any date subsequent to the effective date of such merger or any cash in lieu of any fraction of a SURETY share payable pursuant to
Section 1.05 hereof shall be paid to the holder of such outstanding certificates in respect thereof. After the effective date of such merger there shall be no further registry of transfers on the records of CHALON of shares of common stock of CHALON and, if a certificate evidencing such shares is presented to SURETY, it shall be canceled and exchanged for a certificate evidencing shares of SURETY common stock as herein provided.

         1.10 No fractional shares. Neither certificates nor scrip for fractional SURETY shares will be issued, but in lieu thereof each holder of shares of CHALON who would otherwise have been entitled to a fraction of a SURETY share, upon surrender of all the certificates evidencing shares of common stock of such company registered in the name of such holder, will be paid the cash value of such fraction, which shall be equal to such fraction multiplied by the market value of a SURETY share at the close of trading of the SURETY shares on the trading day immediately preceding the effective date of such merger or, in the absence of trading, with appropriate method of valuation or determined by CHALON and SURETY.

         1.11 Lock-up Agreement. The shareholders of CHALON acquiring SURETY shares must enter into a lock-up agreement whereby the shareholders agree not to pledge, hypothecate, assign or sell the SURETY shares for a period of five (5) years from the effective date.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SURETY

         SURETY represents and warrants to CHALON, knowing and intending that CHALON will rely on these representations and warranties in entering into this Agreement, as follows:

         2.01 Corporate Authority. SURETY has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of SURETY, and, except for the approval of SURETY's stockholders, no other corporate proceedings on the part of SURETY are necessary to authorize this Agreement and the transactions contemplated hereby.

         2.02     Due Organization; Power; Qualification; Subsidiaries; Etc.



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
                  (a) SURETY is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power to own its property and to carry on its business as now and where now conducted. SURETY is duly qualified or licensed as a foreign corporation and is in good standing in all jurisdictions in which the nature of its business or the property owned, leased or operated by it makes such qualification or licensing necessary.

                  (b) SURETY has no subsidiaries or affiliates (as that term is used in the regulations promulgated under the Securities Act of 1933), except as disclosed in Schedule 2.02.

                  (c) SURETY has previously furnished to CHALON true and complete copies of the Articles (or Certificates) of Incorporation of SURETY certified by the Secretary of State of the domicile of SURETY and of the By-Laws (or Codes of Regulations) of SURETY, certified by its corporate Secretary.

                  (d) SURETY has heretofore furnished to CHALON or its counsel for examination the minute and stock record book or books of SURETY and the same are true and complete and reflect all resolutions adopted and all actions authorized or ratified by the shareholders and the directors of SURETY. All such actions and any other actions required by or reflected in any "contracts" (as identified in Section 2.06 and Schedule 2.06), and all other material actions taken by SURETY, have been duly authorized or ratified.

         2.03 Capitalization. The authorized capital stock of SURETY consists of 200,000,000 shares of common stock, $.001 par value per share, of which 100,000 shares are issued and outstanding as of the date hereof. There are no options, warrants, convertible securities or rights which may require any Company to issue additional shares of its capital stock. All the outstanding shares of common stock of SURETY have been duly authorized, and are validly issued, fully paid and nonassessable. SURETY has no obligation of any kind to issue any additional securities, except as disclosed in Schedule 2.03, or as provided for herein.

         2.04     Financial Information; No Material Adverse Change.

                  (a) SURETY has heretofore delivered to CHALON its audited financial statements ("Financial Statements") for the year ending December 31, 1997 and the period ending August 4, 1998. All of the Financial Statements (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods, (ii) fairly present the financial condition, results of its operations and changes in its

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financial position at and for the periods therein specified for the entities covered thereby, (iii) are true and complete, (iv) are consistent with the books and records of the entities covered thereby, and (v) with respect to any unaudited Financial Statements, include all adjustments, consisting only of normal recurring adjustments, required for a fair presentation. As of the respective dates, such Financial Statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b)      Except as described in Schedule 2.04:

                           (i) Since August 4, 1998 there has not been any material adverse change in the business, or financial condition or the operations of SURETY or to the best knowledge of SURETY any occurrence, circumstance, or combination thereof which reasonably could be expected to result in such a material adverse change in the future.

                           (ii) At August 4, 1998, there were no liabilities, absolute or contingent of SURETY that were not shown or reserved against on the balance sheets included in the Financials Statements, except obligations under the contracts shown on Schedule 2.06.

                           (iii) Since August 4, 1998, SURETY has not sold or otherwise disposed of or encumbered any of the properties or assets reflected on the Financial Statements, or otherwise owned or leased by it except in the ordinary course of business.

                           (iv) SURETY has no liabilities or obligations, whether accrued or unaccrued, fixed or contingent, which have not been reflected in the Financial Statements or described on Schedules to this Agreement, except liabilities incurred and obligations entered into in the ordinary course of business since August 4, 1998. SURETY is not in default with respect to any such liability or obligation.



         2.05     Tax Matters.
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
                  (a) SURETY has heretofore furnished to CHALON or its counsel true and complete copies of all federal, state and local income, franchise or other tax returns filed by SURETY.

                  (b)      Except as provided in Schedule 2.05:

                           (i) SURETY has filed or caused to be filed with the appropriate federal, state, county, local and foreign governmental agencies of instrumentalities all tax returns and tax reports required to be filed, and all taxes, assessments, fees and other governmental charges have been fully paid when due.

                           (ii) There is no pending or, to the best knowledge of SURETY, any threatened federal, state or local tax audit of SURETY; there is no agreement with any federal, state or local taxing authority by SURETY that may affect the subsequent tax liabilities of SURETY.

                           (iii) Without limiting the foregoing: (a) the financial statements include adequate provision for all taxes, assessments fees, penalties and governmental charges which have been or in the future may be assessed against SURETY with respect to the period then ended and all periods prior thereto; and
                           (b) SURETY is not, on the date hereof, liable for taxes, assessments, fees or governmental charges.

                  2.06 No Conflict or Default. Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, including without limitation the consummation of the transactions contemplated hereby, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the breach of any term condition or provisions of the Articles of Incorporation or By-laws of SURETY, or of any agreement, deed, contract, mortgage, indenture, writ, order decree, legal obligation or instrument to which SURETY is a party or by which it or any of its respective assets or properties are or may be bound: or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder, or result in the creation or imposition of any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of SURETY, or give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, contracts, or business of SURETY.

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
         2.07  Party to Agreements.

                  (a) Except as described in Schedule 2.07, SURETY is not a party to any contract or other arrangements except those made in the ordinary course of business or which are terminable on the giving of sixty (60) days (or less) notice of SURETY's intent to terminate such contract. SURETY is not in default in any material respect under any contract or agreements to which it is a party or by which it or any of its assets is or may be bound.

                  (b) Schedule 2.07 is a true and complete list of all contracts, understandings, commitments, arrangements and agreements (all of which, and any other agreements set forth on any other Schedule or list, or furnished in writing to CHALON pursuant to this Agreement, are collectively referred to in this Agreement as "contracts"), which are in full force and effect unperformed in whole or in part, to which SURETY is a party, including, but not limited to, the following:

                           (i) bonus, incentive, pension, profit-sharing, hospitalization, insurance, deferred compensation, retirement, stock option or stock purchase plans or similar plans providing employee benefits;

                           (ii) factoring, loan, note, financing or similar contracts with any lenders, or guarantees of undertakings to answer for the debts or defaults of another, or any contracts encumbering title to any of SURETY's assets;

                           (iii) contracts for the acquisition or disposition of the property, assets or capital stock or other securities of a business or company;

                           (iv) management or consulting contracts;

                           (v) partnership or joint venture contracts involving a sharing of profits;

                           (vi) contracts for the employment or compensation of any employee, officer, director or agent; and

                           (vii) contracts not made in the ordinary course.

         2.08 Litigation. Except as described in its Financial Statement or
Schedule 2.08, there are no actions, suits, investigations, or proceedings pending, or, to the knowledge of SURETY, threatened, against or affecting or which may affect SURETY, the performance of the terms and conditions hereof, or the

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consummation of the transactions contemplated hereby, in any court or by or before any governmental body or agency, including without limitation any claim, proceeding or litigation for the purpose of challenging, enjoining or preventing the execution, delivery or consummation of this Agreement; and SURETY does not know of any state of facts which would give rise to any such action, suit, investigation or proceeding. SURETY is not subject to any order, judgment, decree, stipulation or consent or any agreement with any governmental body or agency which affects its business or operation.

         2.09 Governmental Approval. SURETY has all permits, licenses, orders and approvals of all federal, state, local or foreign governmental or regulatory bodies required for SURETY to conduct its business as presently conducted. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened, and none of such permits licenses, orders of approvals will be affected by the consummation of the transactions contemplated by this Agreement.

         2.10 Salaries. Schedule 2.10 annexed hereto and made a part hereof is a true and complete list, as of the date of this agreement, of all of the persons who are employed by SURETY, together with their compensation (including bonuses) for the calendar year ended December 31, 1998, with rate of compensation (including bonus arrangements) in excess of $20,000 per share.

         2.11 Accrued Compensation. SURETY does not have outstanding liability for payment of wages, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions or contributions under any labor or employment contract, whether oral or written, or by reason of any past practices with respect to such employees based upon or accruing with respect to services of present or former employees of SURETY, except as described in Schedule 2.11.

         2.12 Employee Benefit Plans. SURETY does not have any pension plan, profit-sharing plan or employees' savings plan, and SURETY is not otherwise subject to any applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

         2.13 Title to Assets. Except as described in Schedule 2.13, SURETY has good, valid and, except as to leased assets, marketable title to all of its assets (real and personal, tangible and intangible), including but not limited to, all assets reflected or required to be reflected in the Financial Statements and all assets purchased or leased by them since August 4, 1998 (except for properties and assets so reflected or required to be reflected, which have been sold or otherwise disposed of in the ordinary

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course of business), subject to no liens, pledges, encumbrances, mortgages, security interests, charges or other similar restrictions of any nature whatsoever, except as disclosed in the Financial Statements or in Schedules to this Agreement. The personal property owned or leased by SURETY for the operation of, or used in, its business is in its possession and is in good operating or working condition and repair, after taking into account routine maintenance and repair, age of equipment and ordinary wear and tear, and is adequate for the operation of its business as presently conducted.

2.14                Patents and Trademarks.

                  (a) Except as described in Schedule 2.15, SURETY does not own or use in its operations, any patent or any applications therefor. All trademarks, trade names, service marks or applications owned by SURETY or used in its operations are listed on Schedule 2.15 and, to the extent indicated thereon, have been duly registered and filed.

                  (b) All copyright registrations (both U.S. and foreign), pending copyright registration applications, all common law copyrights and other intellectual property rights owned by SURETY or used in its operations are listed on Schedule 2.15 and, to the extent indicated thereon, have been duly registered and, filed.

                  (c) SURETY has not been charged with infringement or violation of, or otherwise been put on notice of the existence of, any adversely held patent, trademark, trade name, service mark, copyright or other intellectual property right.

         2.15 Environmental Concerns. SURETY has not engaged in any operations which have resulted or will result in any chemicals, hazardous, noxious or toxic wastes being deposited, spilled, leaked, disposed of, dumped or buried at any facility, contiguous property, or any other real property, which have, will, or may result in property damages, personal injury or clean-up costs.

         2.16 Material Misstatements or Omissions. No representations or warranties made by SURETY in this Agreement or in any certificate, schedule or other document furnished or to be furnished to CHALON or its counsel pursuant hereto, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of fact contained therein not misleading. All statements made and data presented by SURETY in this Agreement and in any certificate, schedule, chart, list, letter, compilation or other document provided to CHALON by SURETY pursuant to this

Agreement are deemed to be representations and warranties made under this Agreement to CHALON by SURETY. References in any such document to any other document as to which SURETY on or prior to the closing has not provided to CHALON a copy or, if oral, a written summary thereof, shall not be deemed for any purposes of this Agreement to be a disclosure of any term, provision or statement of fact of, or relating to, such document. To the extent that any such representations and warranties are stated as being to the best knowledge of SURETY, the same are being made after diligent and reasonable investigation under the circumstances by them as to the subject matter thereof.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF CHALON

         CHALON represents and warrants to SURETY, knowing and intending that SURETY will rely on these representations and warranties in entering into this Agreement, as follows:

         3.01 Corporate Authority. CHALON has the corporate power and authority to enter into this Agreement and to carry out its obligation hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and, except for the approval of its stockholders, no other corporate proceedings on the part of such Company are necessary to authorize this Agreement and the transactions contemplated hereby.

         3.02 Due Organization; Power; Qualification; Subsidiaries and Affiliates, Etc.

                  (a) CHALON is a corporation duly organized, validly existing, in good standing under the laws of the State of Hawaii and has the corporate power to own its property and to carry on its business as now conducted. The nature of the business now conducted by CHALON, the character of the property owned by it, or any other state of facts does not require CHALON to be qualified to do business as a foreign corporation in any jurisdiction.

                  (b) Except as disclosed in Schedule 3.02 there are no subsidiaries or affiliates (as that term is used in the regulations promulgated under the Securities Act of 1933) of CHALON.

                  (c) CHALON has previously furnished to SURETY true and complete copies of the Articles (or Certificates) of Incorporation of CHALON certified by the Secretary of State of the domicile of CHALON and of the By-Laws (or Codes of Regulations) of CHALON, certified by its corporate Secretary.

                  (d) CHALON has heretofore furnished to SURETY or its counsel for examination the minute and stock record book or books of CHALON and the same are true and complete and reflect all resolutions adopted and all actions authorized or ratified by the shareholders and the directors of CHALON. All such actions and any other actions required by or reflected in any "contracts" (as identified in Section 3.06 and Schedule 3.06), and all other material actions taken by CHALON, have been duly authorized or ratified.

         3.03 Capitalization. The authorized capital stock of CHALON consists of 250,000 shares of common stock, $1.00 par value per share, of which 10,000 shares are issued and outstanding as of the date hereof. There are no options, warrants, convertible securities or rights which may require any Company to issue additional shares of its capital stock, except as disclosed in Section
1.03. All the outstanding shares of common stock of CHALON have been duly authorized, and are validly issued, fully paid and nonassessable. CHALON has no obligation of any kind to issue any additional securities, except as disclosed in Schedule 3.03.

         3.04     Financial Information; No Material Adverse Change.

                  (a) CHALON has heretofore delivered to SURETY (i) audited financial statements for the year ended December 31, 1997; and (ii) unaudited financial statements for the period ending August, 1998 (collectively "Financial Statements"). All of the Financial Statements (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods, (ii) fairly present the financial condition, results of its operations and changes in its financial position at and for the periods therein specified for the entities covered thereby, (iii) are true and complete,
(iv) are consistent with the books and records of the entities covered thereby, and (v) with respect to any unaudited Financial Statements, include all adjustments, consisting only of normal recurring adjustments, required for a fair presentation. As of the respective dates, such documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b)      Except as described in Schedule 3.04:

                           (i) At August, 1998, there were no liabilities, absolute or contingent of CHALON that were not shown or reserved against on the balance sheets included in the Financial Statements, except obligations under the contracts shown in Schedule 3.07.

                           (ii) Since August, 1998, CHALON has not sold or otherwise disposed of or encumbered any of the properties or assets reflected on the Financial Statements, or otherwise owned or leased by it, except in the ordinary course of business.

                           (iii) Since August, 1998, there has been no material adverse change in the business or financial condition or the operations of CHALON or to the best knowledge of CHALON any occurrence, circumstance, or combination thereof which reasonably could be expected to result in such a material adverse change in the future.

                           (iv) CHALON has no liabilities or obligations, whether accrued or unaccrued, fixed or contingent, which have not been reflected in the Financial Statements or described on Schedules to this Agreement, except liabilities incurred and obligations entered into in the ordinary course of business since August, 1998. CHALON is not in default with respect to any such liability or obligation.

         3.05     Tax Matters.

                  (a) CHALON has heretofore furnished to SURETY or its counsel true and complete copies of all federal, state and local income, franchise or other tax returns filed by CHALON.

                  (b)  Except as provided in Schedule 3.05:

                       (i) CHALON has filed or caused to be filed within the appropriate federal, state, county, local and foreign governmental agencies or instrumentalities all tax returns and tax reports required to be filed, and all taxes, assessments, fees and other governmental charges have been fully paid when due.

                       (ii) There is no pending or, to the best knowledge of CHALON, threatened federal, state or local tax audit of CHALON; there is no agreement with any federal, state or local taxing authority that may affect the subsequent tax liabilities of CHALON.

                       (iii) Without limiting the foregoing: (a) the Financial Statements include adequate provision for all taxes, assessments, fees, penalties and governmental charges which have been or in the future may be assessed against CHALON with respect to the period then ended and all periods prior thereto; and (b) CHALON is not, on the date hereof, liable for taxes, assessments, fees or governmental charges.

         3.06 No Conflict or Default. Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, including without limitation the consummation of the transactions contemplated hereby, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition or provisions of the Articles of Incorporation or By-laws of CHALON, or of any agreement, deed, contract, mortgage, indenture, writ, order decree, legal obligation or instrument to which CHALON is a party or by which it or any of its respective assets or properties are or may be bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder or result in the creation or imposition of any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of CHALON, or give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, contracts or business of CHALON.

         3.07     Party to Agreements.

                  (a) Except as described in Schedule 3.07, CHALON is not a party to any contract or other arrangement except those made in the ordinary course of business or which are terminable on the giving of sixty (60) day's (or less) notice of CHALON's intent to terminate such contract, except as set forth on Schedule 3.08 annexed hereto. CHALON is not in default in any material respect under any contract or agreement to which it is a party or by which it or any of its assets is or may be bound.

                  (b) Schedule 3.07 is a true and complete list of all contracts, understandings, commitments, arrangements and agreements (all of which, and any other agreements set forth on any other Schedule or list, or furnished to SURETY pursuant to this Agreement, are collectively referred to in this Agreement as "contracts"), which are in full force and effect unperformed in whole or in part, to which CHALON is a party, including, but not limited to, the following:

                           (i) bonus, incentive, pension, profit-sharing, hospitalization, insurance, deferred compensation, retirement, stock option or stock purchase plans or similar plans providing employee benefits;

                           (ii) factoring, loan, note, financing or similar contracts with any lenders, or guarantees of undertakings to answer for the debts or defaults of another, or any contracts encumbering title to any of CHALON's assets;

                           (iii) contracts for the acquisition or disposition of the property, assets or capital stock or other securities of a business or company;

                           (iv) management or consulting contracts;

                           (v) partnership or joint venture contracts involving the sharing of profits;

                           (vi) contracts for the employment or compensation of any employee, officer, director or agent; and

                           (vii) contracts not made in the ordinary course.



         3.08 Litigation. Other than as described in its Financial Statements or in a Schedule 3.08, there are no actions suits, investigations, or proceedings pending, or, to the knowledge of CHALON, threatened, against or affecting or which may affect CHALON, the performance of the terms and conditions hereof, or the consummation of the transactions contemplated hereby, in any court or by or before any governmental body or agency, including without limitation any claim, proceeding or litigation for the purpose of challenging, enjoining or preventing the execution, delivery or consummation of this agreement; and except as otherwise disclosed herein does not know of any state of facts which would give rise to any such action, suit investigation or proceeding. CHALON is not subject to any order, judgment, decree, stipulation or consent or any agreement with any governmental body or agency which affects its business or operation.

         3.09 Governmental Approval. CHALON has all permits, licenses, orders and approvals of all federal state, local or foreign governmental or regulatory bodies required for CHALON to conduct its business as presently conducted. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened, and none of such permits licenses, orders of approvals will be affected by the consummation of the transactions contemplated by this Agreement.

         3.10 Salaries. Schedule 3.10 annexed hereto and made a part hereof is a true and complete list, as of the date of this Agreement, of all of the persons who are employed by CHALON, together with their compensation (including bonuses) for the year ended December 31, 1998 with rate of compensation (including bonus arrangements) in excess of $20,000 per year. Any amounts due and owing immediately prior to the effective date of the merger to the officers, directors, and employees of CHALON shall not be paid to such persons out of funds of SURETY.

         3.11 Accrued Compensation. CHALON does not have any outstanding liability for payment of wages, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions or contributions under any labor or employment contract, whether oral or written or by reason of any past practices with respect to such employees based upon or accruing with respect to services or present or former employees of CHALON, except as described in Schedule 3.11.

         3.12 Employee Benefit Plans. CHALON does not have any pension plan, profit-sharing plan or employees' savings plan, and CHALON is not otherwise subject to any applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

         3.13 Title to Assets. Except as described in Schedule 3.14, CHALON has good, valid and, except as to leased assets, marketable title to all of its assets (real and personal, tangible and intangible), including, but not limited to, all assets reflected or required to be reflected in the Financial Statements and all assets purchased or leased by them since August, 1998 (except for properties and assets so reflected or required to be reflected, which have been sold or otherwise disposed of in the ordinary course of business), subject to no liens, pledges, encumbrances, mortgages, security interests, charges or other similar restrictions of any nature whatsoever, except as disclosed in the Financial Statements or in Schedules to this Agreement. The personal property owned or leased by CHALON for the operation of, or used in, its business is in its possession and is in good operating or working condition and repair, after taking into account routine maintenance and repair, age of equipment and ordinary wear and tear, and is adequate for the operation of its business as presently conducted.

         3.14     Patents and Trademarks.

                  (a) Except as described in Schedule 3.15, CHALON does not own or use in its operations, any patent or any applications therefor. All trademarks, trade names, service marks or applications owned by CHALON or used in its operations are listed on Schedule 3.15 and, to the extent indicated thereon, have been duly registered and filed.

                  (b) All copyright registrations (both U.S. and foreign), pending copyright registration applications, all common law copyrights and other intellectual property rights owned by CHALON or used in its operations are listed on Schedule 3.15 and, to the extent indicated thereon, have been duly registered and, filed.

                  (c) CHALON has not been charged with infringement or violation of, or otherwise been put on notice of the existence of, any adversely held patent, trademark, trade name, service mark, copyright or other intellectual property right.

         3.15 Environmental Concerns. CHALON has not engaged in any operations which have resulted or will result in any chemicals, hazardous, noxious or toxic wastes being deposited, spilled, leaked, disposed of, dumped or buried at any facility, contiguous property, or any other real property, which have, will, or may result in property damages, personal injury or clean-up costs.

         3.16 Material Misstatements or Omissions. No representations or warranties made by CHALON in this Agreement or in any certificate, schedule or other document furnished or to be furnished to SURETY or its counsel pursuant hereto, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of fact contained therein not misleading. All statements made and data presented by CHALON in this Agreement and in any certificate, schedule, chart, list, letter, compilation or other document provided to SURETY by CHALON pursuant to this Agreement are deemed to be representations and warranties made under this Agreement to SURETY by CHALON. References in any such document to any other document as to which CHALON on or prior to the closing has not provided to SURETY a copy or, if oral, a written summary thereof, shall not be deemed for any purposes of this Agreement to be a disclosure of any term, provision or statement of fact of, or relating to, such document. To the extent that any such representations and warranties are stated as being to the best knowledge of CHALON, the same are being made after diligent and reasonable investigation under the circumstances by them as to the subject matter thereof.

         3.17 Title and Authority. To the best of the knowledge of CHALON, the shareholders as listed in Schedule 3.18 constitute the holders of record as of the date set forth therein (the "Record Date") of all of the outstanding shares of CHALON common stock, and:

                  (a) Each shareholder has the full legal title to all of such shares free and clear of any liens, security interests, encumbrances, pledges, charges, claims, voting trusts, restrictions on transfer, and of any rights or interest therein, direct or contingent, in favor of any other parties; and

                  (b) Each shareholder has the full and unrestricted right, power and authority to sell, assign, transfer and deliver the same or to cause the same to be surrendered in accordance with this Agreement.

                                   ARTICLE IV
                                    COVENANTS

         4.01 Covenants of CHALON. CHALON agrees that prior to the closing date:

                  (a) No dividend shall be declared or paid by other distribution (whether in cash, stock, property or any combination thereof) or payment declared or made in respect to CHALON common stock, nor shall CHALON purchase, acquire or redeem or split, combine or reclassify any shares of its capital stock.

                  (b) Except as herein provided or disclosed on Schedule 4.01, no change shall be made in the number of shares of authorized or issued CHALON common stock; nor shall any option, warrant, call, right, commitment or agreement of any character be granted or made by CHALON relating to its authorized or issued common; nor shall CHALON issue, grant or sell any securities or obligations convertible into or exchangeable for shares of CHALON common stock.

                  (c) CHALON will not (i) incur any indebtedness for borrowed money; (ii) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly contingently or otherwise) for the obligations of any other individual, firm or corporation; or (iii) make any loans, advances or capital contributions to or investments in, any other individual, firm or corporation, without the prior written consent of SURETY.

                  (d) CHALON will not alter or change any employment or other contract with any of its management personnel or make, adopt, alter, revise, or amend any pension, bonus, profit-sharing or other employee benefit plan, or grant any salary increase or bonus to any person without the prior written consent of SURETY.

                  (e) CHALON will not take, agree to take or knowingly permit to be taken any action or do or knowingly permit to be done anything, in the conduct of the business of CHALON or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of CHALON's representations contained herein to be or become untrue in any material respect at the closing date.


         4.02 Covenants of SURETY. SURETY agrees that prior to the closing date:

                  (a) No dividend shall be declared or paid or other distribution (whether in cash, stock, property or any combination thereof) or payment declared or made in respect of SURETY Common Stock nor shall SURETY purchase, acquire or redeem or split, combine or reclassify any shares of SURETY Common Stock.

                  (b) Except as herein provided, no change shall be made in the number of shares of authorized or issued SURETY common stock; nor shall any option, warrant, call, right, commitment or agreement (other than this Agreement) of any character be granted or made by SURETY relating to its authorized or issued common stock; nor shall SURETY issue, grant or sell any securities or obligation convertible into or exchangeable for shares of common stock.

                  (c) SURETY will not (i) incur any indebtedness for borrowed money; (ii) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly contingently or otherwise) for the obligations of any other individual, firm or corporation; or (iii) make any loans, advances of capital contributions to or investments in, any other individual, firm or corporation, without the prior written consent of CHALON.

                  (d) SURETY will not alter or change any employment or other contract with any of its management personnel or make, adopt, alter, revise, or amend any pension, bonus, profit-sharing or other employee benefit plan, or grant any salary increase or bonus to any person or owe any accrued salary or other compensation under any agreement or plan without the prior written consent of CHALON.

                  (e) SURETY will not take, agree to take, or knowingly permit to be taken any action, or do, or knowingly permit to be done anything in the conduct of the business of SURETY, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of the representations of SURETY contained herein to be or become untrue in any material respect at the Closing Date.

         4.03 Mutual Covenants. SURETY and CHALON further agree and covenant as follows:

         (a) Stockholders' Meeting. CHALON and SURETY will take all actions necessary in accordance with applicable law, and their respective Articles of Incorporation and By-Laws, to convene meetings of stockholders as promptly as practicable, to consider and vote upon the approval of this merger.

         (b) Conduct of Business Pending the Merger. Prior to the effective date of the merger, unless SURETY and CHALON shall otherwise agree in writing, each Company shall not (i) operate its business otherwise than in the ordinary course, (ii) grant any compensation increase to any director, officer or employee, (iii) issue, authorize or propose the issuance of additional shares of capital stock of any class or securities convertible into any such shares or rights, warrants or options to acquire any such shares or convertible securities, (iv) amend its Articles of Incorporation or By-laws, (v) split, combine or reclassify its outstanding shares of common or preferred stock, or
(vi) authorize, recommend or propose any merger, consolidation, acquisition of assets, disposition of assets, material change in its capitalization or any comparable event, not in the ordinary course of business (other than the transactions contemplated hereby and transactions as to which written notice has been given prior to the date hereof).

         (c) Recommendation of Approval. The Board of Directors of SURETY and CHALON shall continue to recommend to their respective stockholders approval of this Agreement and the merger to which such company is a party, except as the fiduciary obligations of each such Board of Directors may otherwise require.

         (d) Access. Prior to the closing, CHALON shall afford to the officers, attorneys, accountants, and other authorized representatives of SURETY free and full access to the premises, books and records of CHALON in order that SURETY may make such investigation as it may desire of the affairs of CHALON. Prior to the closing, SURETY shall afford to the officers, attorneys, accountants, and other authorized representatives of CHALON free and full access to the premises, books and records of SURETY so that purchasers may make such investigations as it may desire of the affairs of SURETY.

                                    ARTICLE V
                                   CONDITIONS

         5.01 Conditions to the Obligations of SURETY. The obligations of SURETY to consummate the merger contemplated by this Agreement are subject to the satisfaction, at or before the consummation of such merger, of each of the following conditions, unless waived:

                  (a) No action shall have been threatened, taken by or be pending before, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the merger by any federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, which would (i) make the merger illegal, (ii) require the divestiture by SURETY of the shares of SURETY or of a material portion of the business of SURETY, (iii) impose material limits on the ability of SURETY to effectively control the business of SURETY, (iv) otherwise materially adversely affect SURETY or (v) if the merger is consummated, subject any officer, director, or employee of SURETY to criminal penalties or to civil liabilities not adequately covered by insurance or enforceable indemnification maintained by SURETY.

                  (b) CHALON shall have complied in all material respects with its agreements and covenants herein, and all representations and warranties of CHALON herein shall be true and correct in all material respects at the time of consummation of the merger and if made at that time, except to the extent they expressly relate to an earlier date, and SURETY shall have received a certificate to that effect to the best of the knowledge of CHALON, signed by the President of CHALON.

                  (c) The holders of not more than ten percent (10%) of the issued and outstanding shares of common stock of CHALON with respect to which such merger is proposed shall have exercised their right to dissent as dissenting stockholders.

                  (d) SURETY shall have received from the accountants for CHALON, an opinion, in form and substance satisfactory to SURETY, that there has been no material or adverse change in the financial condition of CHALON as of the date of consummation of the merger, or reflected in the Financial Statements.


         5.02 Conditions to the Obligations of CHALON. The obligations of CHALON to consummate the merger contemplated by this Agreement are subject to the satisfaction, at or before the consummation of such merger, of each of the following conditions, unless waived:

                  (a) No action shall have been threatened, taken by or be pending before, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the merger by any federal, state of foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, which would (i) make the merger illegal, (ii) require the divestiture by CHALON of the shares of CHALON or of a material portion of the business of CHALON, (iii) impose material limits on the ability of CHALON to effectively control the business of CHALON, (iv) otherwise materially adversely affect CHALON or (v) if the merger is consummated, subject any officer, director, or employee of CHALON to criminal penalties or to civil liabilities not adequately covered by insurance of enforceable indemnification maintained by CHALON.

                  (b) SURETY shall have complied in all material respects with its agreements and covenants herein, and all representations and warranties of SURETY herein shall be true and correct in all material respect at the time of consummation of the merger and if made at the time, except to the extent they expressly relate to an earlier date, and CHALON shall have received a certificate to that effect to the best of the knowledge of SURETY, signed by the President of SURETY.

                  (c) The holders of no more than ten percent (10%) of the issued and outstanding shares of common stock of SURETY with respect to which such merger is proposed shall have exercised their right to dissent as dissenting stockholders.

                  (d) CHALON shall have received from the accountants for SURETY, an opinion, in form and substance satisfactory to SURETY, that there has been no material or adverse change in the financial condition of SURETY as of the date of consummation of the merger, or reflected in the Financial Statements.

         5.03 Conditions to Each Company's Obligations. The obligation of each company to consummate the merger contemplated by this Agreement is subject to the satisfaction, at or before the consummation of such merger, of each of the following conditions:

                  (a) The stockholders of CHALON shall have duly approved the merger in accordance with applicable law.

                  (b) The stockholders of SURETY shall have duly approved the merger in accordance with applicable law.

                  (c) No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the merger by any federal, state or foreign government or governmental authority or by any court domestic or foreign, including the entry of a preliminary or permanent injunction, which would (i) make the merger illegal, or (ii) if the merger is consummated, subject any officer, director or employee of CHALON or SURETY to criminal penalties or to civil liability not adequately covered by insurance or enforceable indemnification arrangements maintained by CHALON or SURETY.

                  (d) No action or proceeding before any court or governmental authority domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending which would reasonably be expected to result in any of the consequences referred to in clauses (i) and (ii) of paragraph (c) above.


                                   ARTICLE VI
                                  DUE DILIGENCE

         6.01 SURETY and CHALON shall each afford to the officers, attorneys, accountants and other authorized representatives of the other, free and full access, during regular business hours and upon reasonable notice, to the books, records, personnel and properties of each of the corporations and, where applicable, subsidiaries (including, without limitation, the work papers prepared by the corporation's auditors) so that each party may have full opportunity to make such review, examination and investigation as it may desire of their respective businesses and affairs. SURETY and CHALON shall each cause its employees, accountants and attorneys to cooperate fully with said review, examination and investigation and to make full disclosure of all material facts affecting their respective financial conditions and business operations.

         6.02 SURETY and CHALON shall each have until thirty (30) days from the date of execution of the Agreement by all parties, such period herein called the "Due Diligence Period" to complete its due diligence investigations. If the investigations are unsatisfactory, either SURETY or CHALON may, in its sole discretion, terminate this Agreement upon written notice to the other, given on or before the expiration of the Due Diligence Period.

                                   ARTICLE VII
                      INDEMNIFICATION AND WAIVER OF CLAIMS

         7.01 Survival of Representations and Warranties. Notwithstanding the closing of the transactions contemplated by this Agreement or any investigation made by or on behalf of SURETY or CHALON, the representations and warranties of SURETY and CHALON contained in this Agreement or in any certificate, schedule, chart, list, letter, compilation or other document delivered pursuant hereto, shall survive the Closing for a period of one (1) year; provided, however, that the representations and warranties contained in Sections 2.05 and 3.05 with respect to tax matters shall be deemed to survive for so long as any applicable statute of limitations with respect to tax claims shall not have expired, shall have been suspended or shall have been waived or extended, and for thirty (30) days thereafter; provided further, however, that as to any breach of or misstatement in any such representation or warranty as to which the non-breaching party has given notice to the breaching party on or prior to the expiration of the applicable period as to tax or non-tax matters, as above set forth, the same shall continue to survive beyond said period, but only as to the matters contained in such notice.


         7.02 Indemnification by SURETY. SURETY hereby agrees to indemnify and hold CHALON, its officers, directors, employees and agents harmless from and against the following:

                  (a) Any and all liabilities, losses, damages, claims, costs and expenses of SURETY of any nature, whether absolute, contingent or otherwise, which are not expressly assumed by CHALON as herein provided, including but not limited to any and all claims or rights to dissent from the shareholders of SURETY, purported shareholders of SURETY, claims of SURETY creditors, Federal or State or Local taxing authorities, and other claimants of SURETY.

                  (b) Any and all damages or deficiencies resulting from any misrepresentation, breach of any warranty, or non-fulfillment of any covenant or agreement on the part of SURETY contained in this Agreement or in any statement or certificate furnished or to be furnished to CHALON pursuant hereto or in connection with the transactions contemplated hereby; and

                  (c) SURETY, as of the date immediately preceding this Agreement, will indemnify and hold harmless CHALON, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which it may become subject within the meaning of the Securities Exchange Act of 1934 and the

Securities Act of 1933 (collectively the "Act") or under any other statutes or at common law or otherwise, and will reimburse and indemnify CHALON and its officers and directors for any legal or other expense including the cost of any investigation and preparation reasonably incurred by them or any of them in connection with investigating or defending any litigation or claim, whether or not resulting in any liability insofar as such losses, claims, damages, expenses, liabilities or actions arise out of are based upon any untrue statement or alleged untrue statement or a material fact contained in any annual reports, Forms 10K or other SEC filings, Prospectus, Private Placement Memorandums, Offering Circulars, Proxy Statements, and Verbal, Written and other representations in connection with or related to Limited Partnership Offerings, Joint Ventures, any stock or bond offering, stock conversion rights granted, investment contracts, or other security as that term is define under the Act or any State Security Act (as amended or as supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; or any negligent misrepresentation of any officer, director, agent, or employee of SURETY; or any failure to perform any of the terms or conditions of this Agreement. CHALON agrees upon its receipt of written notice of the commencement of any action against them as aforesaid, in respect of which indemnity may be sought from SURETY, on account of the indemnity agreement contained in this section 7.02, to notify SURETY promptly in writing of the commencement thereof. CHALON agrees to notify SURETY promptly of the commencement of any litigation or proceeding against it or any of the officers or directors of CHALON of which it may be advised in connection with the issue and sale of any of its securities.


         7.03 Indemnification by CHALON. CHALON hereby agrees to indemnify and hold SURETY, its officers, directors, employees and agents harmless from and against the following:

                  (a) Any and all liabilities, losses, damages, claims, costs and expenses of CHALON of any nature, whether absolute, contingent or otherwise, which are not expressly assumed by SURETY as herein provided, including but not limited to any and all claims or rights to dissent from the shareholders of CHALON, purported shareholders of CHALON, claims of CHALON creditors, Federal or State or Local taxing authorities and other claimants of CHALON;

                  (b) Any and all damages or deficiencies resulting from any misrepresentation, breach of any warranty, or non-fulfillment of any covenant or agreement on the part of CHALON contained in this Agreement or in any statement or certificate furnished or to be furnished to CHALON pursuant hereto or in connection with the transactions contemplated hereby; and

                  (c) CHALON, as of the date immediately preceding this Agreement, will indemnify and hold harmless SURETY from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933 (collectively the "Act") or under any other statutes or a common law or otherwise, and will reimburse and indemnify SURETY and its officers and directors for any legal or other expenses including the cost of any investigation and preparation reasonably incurred by them or any of them in connection with investigating or defending any litigation or claim, whether or not resulting in any liability insofar as such losses, claims, damages, expenses, liabilities or actions arise out of are based upon any untrue statement or alleged untrue statement or a material fact contained in any annual reports, Forms 10K or other SEC filings, Prospectus, Private Placement Memorandum, Offering Circulars, Proxy Statements, and Verbal, Written and other representations in connection with or related to Limited Partnership Offerings, Joint Ventures, any stock or bond offering, stock conversion rights granted, investment contracts, or other security as that term is defined under the Act or any State Security Act (as amended or as supplemented) or arise out of or are based upon the omission or alleged omission to state therein in a material fact required to be saved therein or necessary in order to make the statements therein not misleading; or any negligent misrepresentation of any officer, director, agent, or employee of CHALON; or any failure to perform any of the terms or conditions of this Agreement. SURETY agrees upon its receipt of written notice of the commencement of any action against them as aforesaid, in respect of which indemnity may be sought from CHALON, its Directors and officers on account of the indemnity agreement contained in this section 7.03, to notify CHALON promptly in writing of the commencement thereof. SURETY agrees to notify CHALON promptly of the commencement of any litigation or proceeding against it or against any of the officers or directors of CHALON of which it may be advised, in connection with the issue and sale of any of its securities.

                                  ARTICLE VIII
                                  CLOSING DATE

         8.01 The closing for the consummation of the merger contemplated by this Agreement shall, unless another date or place is agreed to in writing by the parties hereto, take place at the office of Sonnenblick, Parker & Selvers, P.C., on the date which is no later than the fifth business day after the last to occur of the following dates:

                  (a) The date the stockholders of SURETY and CHALON shall have given the approval referred to in Section 5.01(a) and 5.01(b); or

                  (b) The date on which all the conditions set forth in Article V hereof shall have been satisfied, except to the extent any such conditions are capable of being waived and shall have been waived by SURETY or CHALON.

                                   ARTICLE IX
                            RESIGNATION AND ELECTION

         9.01 At the closing, CHALON will cause all of its officers and directors to resign from office.

                                    ARTICLE X
                              ACQUISITION OF STOCK

         10.01 Acquisition of Stock. The Shareholders of CHALON represent and warrant that the SURETY common stock to be acquired by them pursuant to the terms of this Agreement is being acquired for their own account, with no intention of assigning any participation or interest therein, and without a view to the distribution of any portion thereof, except in accordance with the Securities Act of 1933, as amended (the "Act"). The Shareholders will not sell, assign, transfer or encumber any of such shares unless (i) a registration statement under the Act with respect thereto is in effect and the prospectus included therein meets the requirements of Section 10 of the Act, or (ii) a no-action letter is obtained from the staff of the Commission in respect of such proposed sale, assignment, transfer or encumbering, or (iii) Surety has received a written opinion of counsel reasonably satisfactory to it that, after an investigation of the relevant facts, such counsel is of the opinion that such proposed sale, assignment, transfer or encumbering does not require registration under the Act.

                  The Shareholders understand that the SURETY common stock is not being registered under the Act and must be held indefinitely unless it is subsequently registered thereunder or an exemption from such registration is available. The Shareholders understand that, except as otherwise provided under the Act in part on the

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
grounds that the issuance thereof is exempt under Section 4(2) of the Act as a transaction by an issuer not involving any public offering; that Surety's reliance on such exemption is predicated in part on the foregoing representation and warranty of the Shareholders and that in the view of the Securities and Exchange Commission (the "Commission"), the statutory basis for the exemption claimed would not be present if, notwithstanding such representation and warranty, the Shareholders contemplate acquiring any of SURETY's common stock for sale upon the occurrence or non-occurrence of some predetermined event.

         10.02 Restrictive Legend. The Shareholders understands that SURETY will have an appropriate stop order placed on its records indicating the existence of the terms of this Agreement, and that the certificates representing the SURETY's common stock shall bear the following legend:

                  "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE SOLD, TRANSFERRED OR ENCUMBERED ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A NO-ACTION LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS UNNECESSARY."

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.01 Termination. With respect to each company, this Agreement may be terminated and the merger to which such company is proposed to be a party as contemplated herein may be abandoned (i) by the mutual consent of SURETY and CHALON at any time; (ii) by either CHALON or SURETY if the merger has not been consummated prior to December 31, 1999; (iii) in the event of any material adverse change in the business, property, or financial condition of SURETY or CHALON; (iv) in the event of any action, suit, or proceeding at law or equity against either CHALON or SURETY or by any Federal, State, Local government agency or commissions, board or agency, where any unfavorable decision would materially adversely affect the business, property or financial condition or income of CHALON or SURETY; (v) by a party (the "terminating party") in the event of the failure of the other party to comply with a condition described in
Article V and such condition is not waived by the terminating party (provided that the terminating party is not itself in default); or (vi) in the event the merger violates any federal or state statue, rule or regulation. In the event of such termination and abandonment, neither SURETY nor CHALON (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except that nothing herein will relieve any party from liability for any willful breach of this Agreement.

         11.02 Expenses. Whether or not any merger is consummated, all out-of-pocket costs and expenses incurred in connection with the merger and this agreement will be paid by the party incurring such expenses.

         11.03 Tax Structure of Merger. The merger contemplated by this Agreement is intended to qualify as a tax-free reorganization, as contemplated by Section 368 of the Internal Revenue Code of 1986, as amended. To the extent that the parties' legal, tax and accounting advisors indicate that all or a portion of the transactions contemplated hereby adversely affect the tax-free nature of such transactions, the parties agree to negotiate, in good faith, modifications to this Agreement so as to enable the parties to consummate the transactions contemplated hereby without adverse tax consequences to the parties or their shareholders.

         11.04 Schedules. The parties agree that the Schedules contemplated by this Agreement shall be delivered by each party to the other not more than 10 days following the date hereof. The information set forth on the Schedules shall be subject to the parties due diligence review and to the provisions of Section
5.03. Disclosure in one schedule shall be deemed a disclosure in all other applicable schedules.

         11.05 Brokers. No broker or finder is entitled to any brokerage or finder's fee or other commission or fee from any Company or based upon arrangements made by or on behalf of any Company with respect to the transactions contemplated by this Agreement.

         11.06 Arbitration. Any controversy arising out of, connected to, or relating to any matters herein or the transactions contemplated by this Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or State Securities Acts, Banking Statutes, Consumer Protection Statutes, Federal and/or State anti-Racketeering (e.g. RICO) claims as well as any common law claims and any State Law claims of fraud, negligence, negligent misrepresentations, and/or conversion shall be settled by arbitration in New Jersey, under the rules of the American Arbitration Association; and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of the law of the State of Nevada.

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
In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall select a third arbitrator which shall constitute the three person arbitration board. The decision of a majority of the board of arbitrators shall be binding upon the parties.

         11.07 Other Actions. Each of the parties hereto agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

         11.08 Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party which is or whose stockholders are, entitled to the benefits thereof and this Agreement may be amended or supplemented at any time. No such waiver, amendment or supplement shall be effective unless in writing and signed by the party or parties necessary thereto.

         11.09 Entire Agreement. This Agreement contains the entire agreement between SURETY and CHALON with respect to the merger and the other transactions contemplated hereby.

         11.10 Applicable Law. This agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

         11.11 Descriptive Headings. The descriptive headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.12 Notices. All notes or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail postage prepaid, to the addresses set forth above or such other addresses as may be designated in writing.

         11.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one agreement.

         11.14 Signatures. Each of the undersigned, have been duly authorized to execute this Agreement on behalf of SURETY and CHALON, respectively, and, to the extent the undersigned are directors and shareholders of SURETY and CHALON, respectively, each of the undersigned hereby agree to vote all shares held of record by him and to recommend to the shareholders a vote in favor of the transactions contemplated by the within Agreement at the meeting of shareholders of said corporation contemplated by this Agreement.


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

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first hereinabove written.


ATTEST:                                SURETY HOLDINGS CORP.

                                       BY:/s/
--------------------------                ------------------------------
                                          YOSHIHIRO KAMON, PRESIDENT


                                       CHALON ACQUISITION CORP.
                                       BY SURETY HOLDINGS CORP. AS NOMINEE
                                       FOR A CORPORATION TO BE FORMED



                                       BY:/s/
--------------------------                ------------------------------
                                          YOSHIHIRO KAMON, PRESIDENT



                                       CHALON INTERNATIONAL OF HAWAII, INC.



                                       BY:/s/
--------------------------                ------------------------------
                                          MASAHIRO KUME, CHAIRMAN






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